Form 205

(Revised 12/21)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555

Filing Fee: $300

This space reserved for office use.

Certificate of Formation
Limited Liability Company

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Masterworks Vault 17, LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Global Virtual Agent Services, LLC

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name *M.I.* *Last Name* *Suffix*

C. The business address of the registered agent and the registered office address is:

Street Address	*City*	*State*	*Zip Code*
		TX	

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each initial governing person.)

☐ A. The limited liability company initially has managers. The name and address of each initial manager are set forth below.

☑ B. The limited liability company does not initially have managers. The name and address of each initial member are set forth below.

INITIAL GOVERNING PERSON 1

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name *M.I.* *Last Name* *Suffix*

OR

IF ORGANIZATION

Masterworks, LLC
Organization Name

ADDRESS

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*
1 World Trade Center, 57th Floor	New York	NY	USA	10007

INITIAL GOVERNING PERSON 2			
NAME (Enter the name of either an individual or an organization, but not both.)			
IF INDIVIDUAL			
First Name	*M.I.*	*Last Name*	*Suffix*
OR			
IF ORGANIZATION			
Organization Name			
ADDRESS			
Street or Mailing Address	*City*	*State*	*Country* *Zip Code*

INITIAL GOVERNING PERSON 3			
NAME (Enter the name of either an individual or an organization, but not both.)			
IF INDIVIDUAL			
First Name	*M.I.*	*Last Name*	*Suffix*
OR			
IF ORGANIZATION			
Organization Name			
ADDRESS			
Street or Mailing Address	*City*	*State*	*Country* *Zip Code*

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Initial Mailing Address

(Provide the mailing address to which state franchise tax correspondence should be sent.)

1 World Trade Center, 57th Floor	New York	NY	10007	USA
Mailing Address	*City*	*State*	*Zip Code*	*Country*

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer:

____
Name

____
Street or Mailing Address *City* *State* *Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, or a later date and time, not more than 90 days from the date of signing. The later effective date, or date and time is: ____________________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: ____________________

____
Signature of organizer

____
Printed or typed name of organizer

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